UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2021

CDW Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35985	26-0273989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Tri-State International

Lincolnshire, Illinois 60069

(Address of Principal Executive Offices) (Zip Code)

(847) 465-6000

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CDW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2021, the board of directors (the “Board”) of CDW Corporation (the “Company”) increased the size of the Board from 12 directors to 13 directors and elected Sanjay Mehrotra to fill the newly-created directorship. Mr. Mehrotra will serve on the Board’s Nominating and Corporate Governance and Compensation Committees. The Board has determined that Mr. Mehrotra is independent for purposes of the listing standards of the Nasdaq Global Select Market.

Mr. Mehrotra will receive the director fees and stock-based compensation for directors previously disclosed in the Company’s proxy statement for its 2020 Annual Meeting of Stockholders. In connection with his appointment, Mr. Mehrotra and the Company will enter into the Company’s standard indemnification agreement, the form of which was filed with the Securities and Exchange Commission as Exhibit 10.32 with the Company’s Amendment No. 2 to Form S-1 filed on June 14, 2013. Mr. Mehrotra will stand for re-election at the Company’s 2021 Annual Meeting of Stockholders on May 20, 2021.

Mr. Mehrotra, 62, serves as the President and Chief Executive Officer of Micron Technology, Inc. (“Micron”), a producer of memory and storage solutions, a position he has held since May 2017. He also serves on Micron’s board of directors. Prior to joining Micron, Mr. Mehrotra served as President and Chief Executive Officer of SanDisk Corporation, a provider of flash storage solutions, from January 2011 until its May 2016 sale to Western Digital Corp. Mr. Mehrotra co-founded SanDisk in 1988 and held positions of increasing authority prior to his position as President and Chief Executive Officer.

There are no arrangements or understandings between Mr. Mehrotra and any other persons pursuant to which he was selected as a director. Mr. Mehrotra does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Additionally, on March 25, 2021, the Company announced that Steven W. Alesio, Barry K. Allen and Benjamin D. Chereskin would be retiring from the Board, effective immediately prior to the Company’s 2021 Annual Meeting of Stockholders on May 20, 2021, consistent with the Company’s policy on Board term limits. Effective upon the foregoing retirements, the Board has determined to decrease the size of the Board to 10 directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date: March 25, 2021	/s/ Frederick J. Kulevich
Frederick J. Kulevich
Senior Vice President, General Counsel & Corporate Secretary